Exhibit 99.1

CONTACT: Darren Daugherty

Director, Investor Relations

(281) 492-5370

DIAMOND OFFSHORE CEO TO RETIRE AFTER MORE THAN 30 YEARS OF SERVICE

HOUSTON, September 24, 2013 — Diamond Offshore Drilling, Inc. (NYSE: DO) announced today that Lawrence R. Dickerson, President and Chief Executive Officer, has decided to retire after more than 30 years of service.

“I have had the pleasure of knowing and working with Larry for the past 25 years,” said James Tisch, Chairman of the Board of Diamond Offshore. “Diamond Offshore has achieved operational excellence and substantially modernized its fleet with Larry at the helm. Under his leadership, Diamond has created tremendous value for shareholders, including paying total dividends of more than $5 billion—over $36 per share—to shareholders since 2006. The Board is grateful for Larry’s many contributions and his distinguished tenure as both President and CEO.”

“I have been privileged to lead this great company,” Mr. Dickerson said. “Our achievements reflect the contributions of a great many men and women, and I believe that after 34 years at Diamond and 15 as President, it is time to pass the reins to a new generation. I am especially proud of our safety achievements in recent years. I look forward to working with my colleagues, the board, and our customers during this transition.”

Mr. Dickerson will remain CEO until his successor joins the company, which is expected to take place by March 31, 2014.

Russell Reynolds Associates has been retained by the Board of Directors of Diamond to assist in a search for a new CEO.

ABOUT DIAMOND OFFSHORE

Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Diamond Offshore’s fleet of offshore drilling rigs consists of 30 semisubmersibles, seven jack-ups, and one drillship. In addition, the company has four ultra-deepwater drillships and three deepwater semisubmersibles under construction. Additional information about the Company and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com. Diamond Offshore is owned 50.4% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such statements include, but are not limited to, statements concerning Mr. Dickerson’s transition period, the executive search and a new CEO. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These factors include, among others, general economic and business conditions, contract cancellations, customer bankruptcy, operating risks, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

# # # #

2